UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Janus Detroit Street Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Detroit Street Denver, Colorado	80206-4805
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-207814.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.001 par value, of The Health Fitness ETF, The Long-Term Care ETF, The Obesity ETF and The Organics ETF, each a series of Janus Detroit Street Trust (the “Registrant”), and to be registered hereunder is set forth in Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112) as filed with the Securities and Exchange Commission on June 7, 2016, and became effective on June 7, 2016, which description is incorporated herein by reference.

The series of the Registrant to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
The Health and Fitness ETF	81-2062646
The Long-Term Care ETF	81-2071257
The Obesity ETF	81-2074334
The Organics ETF	81-2062599

ITEM 2. EXHIBITS.

1.	The Registrant’s Certificate of Trust is included as Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

2.	The Registrant’s Certificate of Amendment to the Certificate of Trust is included as Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

3.	The Registrant’s Amended and Restated Trust Instrument is included as Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

4.	The Registrant’s Amended Schedule A dated April 18, 2016 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on June 7, 2016.

5.	The Registrant’s Amended and Restated Bylaws dated February 3, 2016 are included as Exhibit (b)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2016

JANUS DETROIT STREET TRUST

By:	/s/ Byron D. Hittle
Name:	Byron D. Hittle
Title:	Assistant Secretary